Exhibit 99.1

Rubicon Receives Notice of Non-Compliance with NYSE Trading

Share Price Listing Rule

New York, NY (March 31, 2023) – Rubicon Technologies, Inc. (“Rubicon” or the “Company”) (NYSE: RBT), a leading digital marketplace for waste and recycling and provider of innovative software-based products for businesses and governments worldwide, today announced that it received notice from the New York Stock Exchange (the “NYSE”) that it is not in compliance with Section 802.01C of the NYSE Listed Company Manual because the average closing price of the Company’s Class A common stock was less than $1.00 over a consecutive 30 trading-day period. The notice does not result in the immediate delisting of the Company’s Class A common stock from the NYSE.

The Company plans to notify the NYSE by April 11th that it intends to cure the stock price deficiency and to return to compliance with the NYSE continued listing standard. The Company can regain compliance at any time within the six-month period following receipt of the NYSE notice if on the last trading day of any calendar month during the cure period the Company has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month. The Company intends to consider available alternatives, including, but not limited to, a reverse stock split, subject to stockholder approval no later than at the Company’s annual meeting of stockholders, if necessary to cure the stock price non-compliance. Under the NYSE’s rules, if the Company determines that it will cure the stock price deficiency by taking an action that will require stockholder approval at its next annual meeting of stockholders, the price condition will be deemed cured if the price promptly exceeds $1.00 per share, and the price remains above that level for at least the following 30 trading days.

The Company’s Class A common stock will continue to be listed and trade on the NYSE during this period, subject to the Company’s compliance with other NYSE continued listing standards.

About Rubicon

Rubicon Technologies, Inc. (NYSE: RBT) is a digital marketplace for waste and recycling, and provider of innovative software-based products for businesses and governments worldwide. Striving to create a new industry standard by using technology to drive environmental innovation, the Company helps turn businesses into more sustainable enterprises, and neighborhoods into greener and smarter places to live and work. Rubicon’s mission is to end waste. It helps its partners find economic value in their waste streams and confidently execute on their sustainability goals. To learn more, visit www.Rubicon.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon current expectations, estimates, projections, and assumptions that, while considered reasonable by Rubicon and its management, are inherently uncertain; factors that may cause actual results to differ materially from current expectations include, but are not limited to: 1) the outcome of any legal proceedings that may be instituted against Rubicon or others following the closing of the Mergers; 2) Rubicon’s ability to meet the NYSE’s listing standards following the consummation of the Mergers; 3) the risk that the Mergers disrupt current plans and operations of Rubicon as a result of consummation of the Mergers; 4) the ability to recognize the anticipated benefits of the Mergers, which may be affected by, among other things, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; 5) costs related to the Mergers; 6) changes in applicable laws or regulations; 7) the possibility that Rubicon may be adversely affected by other economic, business and/or competitive factors, including the impacts of the COVID-19 pandemic, geopolitical conflicts, such as the conflict between Russia and Ukraine, the effects of inflation and potential recessionary conditions; 8) Rubicon’s execution of anticipated operational efficiency initiatives and cost reduction measures; and 9) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Registration Statement on Form S-1, as amended, filed with the SEC, and other documents Rubicon has filed, with the SEC. Although Rubicon believes the expectations reflected in the forward-looking statements are reasonable, nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward looking statements will be achieved. There may be additional risks that Rubicon presently does not know of or that Rubicon currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements, many of which are beyond Rubicon’s control. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Rubicon does not undertake, and expressly disclaims, any duty to update these forward-looking statements, except as otherwise required by applicable law.

Investor Contact:

Sioban Hickie, ICR, Inc.

rubiconIR@icrinc.com

Media Contact:

Dan Sampson

Chief Marketing & Corporate Communications Officer

dan.sampson@rubicon.com

RubiconPR@icrinc.com